UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2026 (March 12, 2026)

ALEXANDER & BALDWIN, INC.

(Alexander & Baldwin Holdings, LLC as successor by merger to Alexander & Baldwin, Inc.)

(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

822 Bishop Street
Post Office Box 3440, Honolulu, Hawaii		96801
(Address of principal executive offices)		(Zip Code)

(808) 525-6611 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	ALEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on March 12, 2026 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 8, 2025 (the “Merger Agreement”), by and among Alexander & Baldwin, Inc., a Hawaii corporation (the “Company”), Tropic Purchaser LLC, a Delaware limited liability company (“Parent”), and Tropic Merger Sub LLC, a Hawaii limited liability company and wholly owned subsidiary of Parent (“Merger Sub”). Parent is a joint venture formed by MW Group and funds affiliated with Blackstone Real Estate and DivcoWest. On the terms and subject to the conditions of the Merger Agreement, upon the consummation of the Merger (the “Closing”), the Company merged with and into Merger Sub (the “Merger”) and the separate existence of the Company ceased and Merger Sub survived as a wholly owned subsidiary of Parent (the “Surviving Company”). As of the Closing, the Surviving Company became known as Alexander & Baldwin Holdings, LLC.

Item 1.02.	Termination of a Material Definitive Agreement

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Credit Agreement and Manoa Marketplace Loan Payoff

On March 12, 2026, in connection with the Merger, the Company (i) caused the termination and repayment in full of all indebtedness, liabilities and other obligations under the Fourth Amended and Restated Credit Agreement, dated as of October 17, 2024, by and among the Company, Alexander & Baldwin Investments, LLC, Alexander & Baldwin, LLC, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, Bank of America N.A., First Hawaiian Bank, KeyBank National Association, Wells Fargo Bank, National Association and other parties thereto, as amended by the First Amendment dated as of November 3, 2025 and (ii) caused the termination and repayment in full of all indebtedness, liabilities and other obligations under (a) the Loan Agreement, dated as of August 1, 2016, by and among ABL Manoa Marketplace LF LLC, A&B Manoa LLC, ABL Manoa Marketplace LH LLC, ABP Manoa Marketplace LH LLC and First Hawaiian Bank, as amended by the First Amendment dated as of April 10, 2018 and (b) the Promissory Note, dated as of August 1, 2016, by and among ABL Manoa Marketplace LF LLC, A&B Manoa LLC, ABL Manoa Marketplace LH LLC, ABP Manoa Marketplace LH LLC and First Hawaiian Bank, as modified by the Note Modification Agreement, dated as of August 10, 2021.

AIG Notes

On March 12, 2026, in connection with the Merger and in accordance with the Note Purchase and Private Shelf Agreement, dated as of December 20, 2017, by and among the Company, Alexander & Baldwin, LLC, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, AIG Asset Management (U.S.), LLC and certain other parties thereto, as amended by the First Amendment dated as of March 5, 2018 and the Second Amendment dated as of August 31, 2021, the Surviving Company delivered a notice of prepayment to holders of the 4.30% Series 2017-1 Senior Notes due December 20, 2029 (“AIG Notes”), providing for the prepayment on March 17, 2026 of all $25,000,000 in aggregate principal amount of the outstanding AIG Notes. On March 17, 2026, the Surviving Company caused an aggregate of approximately $25,295,616 to be paid to the holders of the AIG Notes, such amounts being sufficient to prepay and redeem in full all $25,000,000 in aggregate principal amount of the outstanding AIG Notes, plus accrued and unpaid interest to, but not including March 17, 2026, and any applicable make-whole amount with respect to the AIG Notes.

PGIM Notes

On March 12, 2026, in connection with the Merger and in accordance with the Third Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 15, 2024, by and among the Company, Alexander & Baldwin, LLC, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, PGIM, Inc. (formerly known as Prudential Investment Management, Inc.) and certain other parties thereto, as amended by the First Amendment dated as of December 17, 2024, the Surviving Company delivered notices of prepayment to holders of the 5.56% Series C Senior Notes due July 25, 2026, 4.35% Series F Senior Notes due September 1, 2026, 4.04% Series H Senior Notes due November 21, 2026, 4.81% Series K Senior Notes due April 18, 2027, 3.88% Series G Senior Notes due December 31, 2027, 4.89% Series L Senior Notes due April 18, 2028, 4.16% Series I Senior Notes due December 8, 2028 and 6.09% Series M Senior Notes due April 15, 2032 (collectively, “PGIM Notes”), providing for the prepayment on March 17, 2026 of all $205,125,000 in aggregate principal amount of the outstanding PGIM Notes. On March 17, 2026, the Surviving Company caused an aggregate of approximately $214,623,377 to be paid to the holders of the PGIM Notes, such amounts being sufficient to prepay and redeem in full all $205,125,000 in aggregate principal amount of the outstanding PGIM Notes, plus accrued and unpaid interest to, but not including March 17, 2026, and any applicable yield-maintenance amount with respect to the PGIM Notes.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. Capitalized terms used but not otherwise defined in Item 2.01 of this report have the meanings set forth in the Merger Agreement.

Pursuant to the terms and conditions of the Merger Agreement, among other things:

•	Company Common Stock: At the effective time of the Merger (the “Merger Effective Time”), each share of common stock, without par value of the Company (“Company Common Stock”), issued and outstanding immediately prior to the Merger Effective Time (other than any shares of Company Common Stock held by the Company or any subsidiary of the Company or held by Parent or Merger Sub) was cancelled and automatically converted into the right to receive an amount in cash equal to $20.85 per share (which is $21.20 per share less the January Dividend of $0.35 per share), without interest and less any applicable withholding taxes (the “Common Stock Merger Consideration”).

•	Restricted Stock Awards: At the Merger Effective Time, each Company RSU Award (other than a Director RSU Award) and Company PSU Award (other than a Company PSU Award for which all service-based vesting conditions were satisfied prior to the Closing) that was outstanding as of immediately prior to the Merger Effective Time was cancelled and converted into the right to receive an amount in cash (subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Company RSU Award or Company PSU Award, as applicable, immediately prior to the Merger Effective Time and (ii) the Common Stock Merger Consideration, plus any accrued and unpaid dividend equivalents corresponding to such Company RSU Award or Company PSU Award, as applicable (with any performance goals applicable to any Company PSU Award deemed satisfied at the greater of (A) the target level of performance applicable to such Company PSU Award and (B) the actual level of performance achieved as of immediately prior to the Merger Effective Time, measured in accordance with certain parameters agreed upon by the parties) (the “Cash Replacement Award Amount”). The Cash Replacement Award Amount will vest and be payable at the same time as the Company RSU Award or Company PSU Award, as applicable, for which such Cash Replacement Award Amount was exchanged. Following the Merger Effective Time, each Cash Replacement Award Amount shall remain subject to the applicable award agreement governing the terms of the corresponding Company RSU Award or Company PSU Award, including double-trigger severance protections and vesting terms, except that, effective as of the Merger Effective Time, any Cash Replacement Award Amount corresponding to a Company PSU Award shall solely be subject to applicable time-based vesting conditions. Also at the Merger Effective Time, each Director RSU Award and each Company PSU Award for which all service-based vesting conditions were satisfied prior to the Closing that was outstanding immediately prior to the Merger Effective Time was cancelled and converted into the right to receive an amount in cash based on the per-share Common Stock Merger Consideration, plus any accrued and unpaid dividend equivalents corresponding to such Director RSU Award and Company PSU Award, as applicable.

The foregoing description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 9, 2025, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 12, 2026, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and requested that NYSE suspend trading of the shares of Company Common Stock and file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of shares of Company Common Stock from NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of the Form 25, the Surviving Company intends to file a Form 15 with the SEC requesting the termination of the registration of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the Merger Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time ceased to have any rights as a shareholder of the Company (other than the right of the holders of Company Common Stock to receive the Common Stock Merger Consideration).

Item 5.01.	Changes in Control of Registrant

The information provided in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Merger, a change in control of the Company occurred, and Merger Sub, as successor by merger to the Company, remains a subsidiary of Parent. Parent is a joint venture formed by MW Group and funds affiliated with Blackstone Real Estate and DivcoWest.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger and as contemplated by the Merger Agreement, at the Merger Effective Time, each of Eric K. Yeaman, Lance K. Parker, Shelee M. T. Kimura, Diana M. Laing, John T. Leong and Douglas M. Pasquale resigned from the Company’s Board of Directors. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events

On March 12, 2026, the Surviving Company issued a press release announcing the consummation of the Merger. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of December 8, 2025, by and among Alexander & Baldwin, Inc., Tropic Purchase LLC and Tropic Merger Sub LLC (incorporated by reference from Exhibit 2.1 to Alexander & Baldwin, Inc.’s Current Report on Form 8-K filed on December 9, 2025).*
99.1	Press Release, dated March 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexander & Baldwin Holdings, LLC
(as successor by merger to Alexander & Baldwin, Inc.)

Date: March 17, 2026	By:	/s/ Clayton K.Y. Chun
	Name:	Clayton K.Y. Chun
	Title:	Executive Vice President, Chief Financial Officer and Treasurer